Exhibit 10.19
TRADE FINANCE AND SECURITY AGREEMENT
     THIS TRADE FINANCE AND SECURITY AGREEMENT is made and entered into as of the 18 day of November 2004 between The Fashion House, Inc., a Delaware corporation having its principal place of business at 6310 San Vicente Blvd. Suite 330, Los Angeles, CA 90048-5499 (“TFH”), and ITOCHU International Inc., a New York corporation having its principal place of business at 335 Madison Avenue, New York, NY 10017 (“ITOCHU”)
WITNESSETH.
     WHEREAS, TFH sells and markets footwear;
     WHEREAS, TFH has requested of ITOCHU trade financing in connection with the manufacture, distribution and sale of Merchandise to Retailers (as hereinafter defined) and ITOCHU is willing to extend such trade financing upon the terms set forth herein.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the mutual covenants set forth herein and the trade finance to be extended, the TFH and ITOCHU hereby agree as follows:
ARTICLE
DEFINITIONS
     As used in this Trade Finance and Security Agreement, the following terms shall have the following meanings, unless the context otherwise requires:
     1.1 “Agreement” shall mean this Trade Finance and Security Agreement, as the same may from time to time be amended or supplemented.
     1.2 “Business Day” shall mean a day other than a Saturday, Sunday, legal holiday or day on which commercial banks are authorized to be closed under the laws of the State of Maryland or the State of New York.

     1.3 “Collateral” shall have the meaning set forth in Article 3 hereof.
     1.4 “Default” shall mean the occurrence of any of the events specified in Section 7.1 hereof, w7.1 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.
     1.5 “Event of Default” shall mean the occurrence of any of the events specified in Section 6.1 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.
     1,6 “Excepted Liens” shall mean: (i) Liens (as hereinafter defined) for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action, and (ii) Liens in connection with workmen‘s compensation, unemployment insurance or other social security, pension or public liability obligations.
     1.7 “Financial Statements” shall mean the financial statement or statements of TFH described or referred to in Section 4.6 hereof.
     1.8 “Governmental Requirement” shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) federal, state, county, municipal or other government, department, commission, board, court, agency or any other instrumentality of any of them, which exercises jurisdiction over TFH or any of its Property.
     1.9 “Indebtedness” shall mean any and all amounts owing or to be owing by TFH to ITOCHU in connection with this Agreement or any Security Instrument.
     1.10 “Invoice Amount” shall mean the landed duty price (including, without limitation, the price for Merchandise charged by the manufacturer, freight, duty and insurance), plus Four Percent (4%) for Merchandise paid for, imported and delivered by ITOCHU to TFH, in accordance with the provisions of Article 2 of this Agreement.
     1.11 “Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person (as hereinafter defined) other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of’ this Agreement, TFH shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.
     1.12 “Material Adverse Effect” shall mean any material and adverse effect on (i)

the assets, liabilities, financial condition, business, operations, affairs or circumstances of TFH from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any Security Instrument, or (ii) the ability of TFH to carry out its business as at, or as proposed at, the date of this Agreement to be conducted or meet its obligations under, this Agreement or the Security Instruments on a timely basis.
     1.13 “Merchandise” shall mean all
     1.14 “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.
     1.15 “Prime Rate” shall mean the rate of interest announced by [Citibank, N.A.] in New York, New York from time to time as its prime rate.
     1.16 “Property “ shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     1.17 “Retailers” shall mean all purchasers of Merchandise from TFH.
     1.18 “Security Instruments” shall mean the agreements or instruments described or referred to in Section 3.4 hereof and any and all other agreements or instruments now or hereafter executed and delivered by TFH or any other Person (other than participation or similar agreements between ITOCHU and any other bank or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of this Agreement, as such agreements may be amended or supplemented from time to time.
     1.19 “Trade Finance” shall mean the amount paid by ITOCHU, for the benefit of TFH, for the production, import and delivery of Merchandise to TFH, and all costs and expenses incurred in connection therewith.
     1.20 Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with generally accepted accounting principles applied on a basis consistent with those reflected by the Financial Statements, except where such principles are inconsistent with the requirements of this Agreement.

ARTICLE 2
AMOUNT AND TERMS TRADE FINANCE LOAN
     2.1 Terms of Trade Finance. Subject to the terns and conditions and relying upon the representations and warranties set forth in this Agreement, ITOCHU agrees to provide Trade Finance to TFH as follows:
          2.1.1 TFH shall send a written notice to lTOCHU setting forth therein (a) the name and address of the manufacturer; (b) the articles of Merchandise to be manufactured; (c) the amount of the manufacturer’s invoice; (d) the date of shipment by the manufacturer; and (e) such other information requested by ITOCHU in connection with the Trade Finance. In addition, together with the request for Trade Finance, TFH shall send to ITOCHU information with respect to such request detailing TFH’s (w) sales forecast for the Merchandise; (x) analysis of orders received; (y) analysis of markups; and (z) profit and. loss forecast. TFH shall not seek Trade Finance or loans from other Persons until ITOCHU has exercised its discretion in accordance with the provisions of Paragraph 2.1.2.
          2.1.2 ITOCHU may, in its sole and absolute discretion, accept or reject TFH request for Trade Finance. In the event that ITOCHU chooses not to extend Trade Finance with respect to a particular request, TFH shall be permitted to seek financing from other Persons.
          2.1.3 In the event that ITOCHU accepts TFH’s request for Trade Finance, ITOCHU shall open a letter or letters of credit in favor of the manufacturer set forth in the request of TFH, and otherwise in accordance with the information provided in such request. ITOCHU shall pay the manufacturer for all merchandise covered by the particular request, shall import all such merchandise and shall deliver such merchandise as instructed by TFH.
          2.1.4 With respect to all merchandise delivered to TFH in accordance with the immediately preceding paragraph, ITOCHU shall deliver an invoice to TFH in the invoice amount. Such invoice shall be due and payable within thirty (30) days from the date of invoice, without setoff, deduction or allowance, upon the same payment due terms as those pertaining to ITOCHU’s purchase of the particular merchandise from the manufacturer of such Merchandise. Invoices not paid, and invoice amounts not received on the due date thereof shall accrue interest at the rate of the LIBOR, plus three and one half percent (3.5%)
          2.1.5 If the date for the payment of any amount due ITOCHU falls on a day which is not a Business Day, then for all purposes of this Agreement, the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case cause interest to accrue on such amount.
          2.1.6 At no time shall the amount of Trade Finance outstanding and unpaid by TFH to ITOCHU exceed the credit line, if any, set by Itochu in its sole discretion, at the time.

ARTICLE
SECURITY INTEREST
     3.1 Grant of Security Interest. In consideration of the extension of Trade Credit described in Section 2.1 by ITOCHU to TFH and in order to secure the prompt and complete performance and payment to ITOCHU as well as all costs and expenses incurred by ITOCHU in collection and enforcement of all Indebtedness of TFH to ITOCHU now existing or hereafter incurred, whether matured or unmatured, direct or contingent, and any. renewals and extensions thereof and substitutions therefor, TFH hereby assigns and pledges to ITOCHU and grants to ITOCHU a continuing security interest in and lien on the Collateral described in Section 3.2 hereof:
     3.2 Collateral. The collateral to be subject to the security interest granted hereunder consist of all of TFH’s right, title and interest, whether now existing or hereafter arising, including, all property acquired subsequent to the date hereof, in and of to the following:
3.2.1 Equipment. All equipment in all of its forms used or employed in connection with TFH’s business or by TFH’s shareholders, employees or officers, wherever located, now or hereafter existing, including, but not limited to, all goods, machinery, furnishings, fixtures, appliances, leasehold improvements, chattels and motor vehicles, together with all increases, parts, fittings, accessories, special tools and accessions now or hereafter attached thereto or used in connection therewith, and any and all replacements of or substitutions for all or any part.
3.2.2	Inventory. All inventory in all of its forms, wherever located, now or hereafter existing, now or hereafter owned, including, but not limited to, (1) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof (ii) goods in which TFH has an interest in mass or a joint or other interest or right as consignee, (iii) goods which are returned to or repossessed by TFH, and (iv) all other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in TFH’s business or by TFH’s shareholders, employees or officers, and (v) all additions and accessions thereto and substitutions therefor and products thereof and documents therefor;

3.2.3	Receivables and Related Contracts. All negotiable and non-negotiable documents now or at any time hereafter obtained or acquired by TFH and all accounts, accounts receivable, contract rights, notes, drafts, acceptances, chattel paper, instruments, general intangibles, including any and all federal or state income tax refunds now or any time hereafter payable or paid to TFH and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, notes, drafts and acceptances, chattel paper, instruments, general intangibles or obligations; and
3.2.4	Products. All proceeds of any and all of the foregoing Collateral including, without limitation, proceeds which constitute property of the types described in subsections 3.2.1, 3.2.2, and 3.2.3 of this Section 3.2 and, to the extent not otherwise included, all payments under insurance (whether or not ITOCHU is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. The inclusion of proceeds in this Agreement does not authorize TFH to sell, dispose of or otherwise use the Collateral in any matter specifically not authorized hereby.
     3.3 Insufficiency of Collateral. If, in the judgment of ITOCHU, the Collateral at any time during which any Indebtedness hereunder is outstanding materially decreases in value, other than temporarily in the normal course of business and other than decreases in the value of equipment which occur in the normal course of business, or if ITOCHU at any time reasonably deems itself insecure, TFH shall either provide additional Collateral of like nature sufficient to satisfy ITOCHU or reduce the amount of the total Indebtedness by an amount sufficient to satisfy ITOCHU. In either such event, ITOCHU shall give TFH notice in writing of any deficiency in the Collateral, and TFH shall, within thirty (30) days of receipt of said notice, provide the additional Collateral requested or reduce the amount of its Indebtedness to ITOCHU as specified in the notice. TFH’s failure to comply with the requirements of any such notice shall constitute an Event of Default.
     3.4 Further Assurances Regarding Collateral — Documents. At the request of ITOCHU, TFH shall join in executing or shall execute, as appropriate, all financing statements and other documents, in a form, satisfactory to ITOCHU, necessary to perfect ITOCHU’s security interest hereunder. TFH shall pay the costs of filing such statements and documents. TFH further irrevocably authorizes ITOCHU to conduct such searches of public filings as ITOCHU deems necessary or desirable and agrees to execute any and all documents and to cooperate with ITOCHU in respect of such searches and in the preparation of any required notices, statements and other documents relating thereto. TFH warrants that no financing statement covering Collateral or any part or any proceeds thereof having priority over ITOCHU’s security interest created hereunder is presently on file in any public office.
     3.5 Further Assurances Regarding Collateral. — Enforcing TFH’s Rights. Unless otherwise directed by ITOCHU, TFH will (i) collect and enforce payment of all accounts receivable, and (ii) enforce all rights by way of suretyship or guarantee which TFH now has or may hereafter require to enforce payment of accounts receivable and all rights in the nature of security interest whereby TFH may satisfy any account receivable out of Property.

     3.6 Further Assurances Regarding Collateral — Insurance. TFH shall at all times insure Collateral with insurers reasonably acceptable to ITOCHU against such casualties and in such amounts as ITOCHU shall require. Such insurance shall be for the benefit of TFH and ITOCHU as their interests may appear. TFH will obtain endorsements to the policies pertaining to the Collateral naming ITOCHU as additional loss payee as its interest may appear and containing provisions that such policies will not be cancelled without thirty (30) days prior written notice having been given by the insurance company to ITOCHU.
     3.7 Further Assurances Regarding Collateral — Payment of Taxes and Assessments. TFH shall promptly pay when due all taxes and assessments on Collateral or for its use and operation and shall not permit the assessment against it or the Collateral of any Liens or encumbrances as a result of its failure to timely pay same.
     3.8 Further Assurances Regarding Collateral — Maintenance of Collateral. TFH shall keep the Collateral in good order and repair and shall not waste or destroy it or any part thereof. TFH shall not use the Collateral in violation of any statute, regulation or ordinance.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
     In order to induce ITOCHU to enter into this Agreement and to extend the Trade Finance described herein, TFH hereby represents and warrants to ITOCHU (which representations and warranties will survive the execution of this Agreement and the extension of Trade Credit hereunder) that:
     4.1 Corporate Existence. TFH is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions wherein the Property owned or the business transacted by it makes such qualification necessary.
     4.2 Corporate Power and Authorization. TFH is duly authorized and empowered to execute, deliver and perform this Agreement and the Security Instruments and all corporate action on TFH’s part requisite for the execution, delivery and performance of this Agreement and the Security Instruments has been duly and effectively taken.
     4.3 Binding Obligations. This Agreement does, and the Security Instruments upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of TFH, enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally).
     4.4 No Legal Bar or _Resultant Lien. This Agreement and the Security Instruments do not and will not violate any provisions of the articles or certificate of incorporation or by-laws of TFH, or any contract, agreement, instrument, or Governmental Requirement to .which TFH is subject, or result in the creation or imposition of any Lien upon any Property of TFH, other than those permitted by this Agreement,
     4.5 No Consent. TFH’s execution, delivery and performance of this Agreement and the Security Instruments do not require the consent or approval of any other Person including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.
     4.6 Financial Condition. The unaudited pro forma balance sheet of TFH as of                     , which has been delivered to ITOCHU, has been prepared in accordance with generally accepted accounting principles, consistently applied, and fully and accurately presents the financial condition of TFH as at the date and for the period stated. No change, either in any case or in the aggregate, has since occurred in the condition, financial or otherwise, of the TFH which would have a Material Adverse Effect.
     4.7 Liabilities: Litigation. Except for liabilities incurred in the normal course of business, TFH has no material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the Financial Statements. At the date of this Agreement there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of TFH, threatened against or affecting TFH which involves the possibility of any judgment or liability not fully covered by insurance, and which would have a Material Adverse Effect. No unusual or unduly burdensome restriction or restraint exists by contract, law or governmental regulation or otherwise relative to the business or Property of TFH, which, if enforced against TFH, would prevent TFH from conducting its business as now conducted or have a Material Adverse Effect.
     4.8 Taxes: Governmental Charges. TFH has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or upon any of its Property or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof
     4.9 Titles, etc. TFH has good title to its material (individually or in the aggregate) Property, free and clear of all Liens except (i) Liens referred to in the Financial Statements, (ii) Excepted Liens and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment by TFH of any of its Property in the normal course of business as presently conducted or materially impair the value thereof for such business, or (iii) Liens otherwise permitted or contemplated by this Agreement or the Security Instruments.
     4.10 Defaults. TFH is not in default, nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, the License Agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any indebtedness or obligation of TFH, or under any material agreement or other instrument to which TFH is a party or by which TFH is bound.
     4.11 Compliance with the Law. TFH:
          (a) is not in violation of any Governmental Requirement; and
          (b) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its Property or the conduct of its business in the usual course which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect
     4.13 No Material Misstatements. No information, exhibit or report requested by ITOCHU and furnished to ITOCHU by TFH in connection with the negotiation of this Agreement contains any material misstatement of fact or, to the knowledge of any officer of TFH, omits to state a material fact necessary to make the statement contained therein not materially misleading.
     4.14 Subsidiaries. TFH has no Subsidiaries.
     4.15 Location of Business and Offices. TFH’s principal place of business and chief executive offices are located at the address stated in the caption of this Agreement.
ARTICLE
AFFIRMATIVE COVENANTS
     TFH will at all times comply with the covenants contained in this Article 5, from the date hereof and for so long as any part of the Indebtedness is outstanding.
     5.1 Financial Statements and Reports. TFH will promptly furnish to ITOCHU from time to time upon request such information regarding the business and affairs and financial condition of TFH as ITOCHU may reasonably request, including (without limitation), Annual Reports, Quarterly Reports, Monthly Reports, Audit Reports and Tax Returns,
     5.2 Taxes and Other Liens. In addition to its obligations under Sections 3.7 and 3.8 hereof, TFH will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon the income or any Property of TFH as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of the Property of TFH; provided, however, that TFH shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of TFH, and if TFH shall have set up reserves therefor adequate under generally accepted accounting principles.
     5.3 Maintenance. TFH will (i) maintain its corporate existence, rights and franchises; (ii) observe and comply with all Governmental Requirements; and (iii) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Property as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

     5.4 Further Assurances. TFH will cure promptly any defects in the creation and the execution and delivery of this Agreement and the Security Instruments. TFH at its expense will promptly execute and deliver to ITOCHU upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of TFH in this Agreement and the Security Instruments or to further evidence and more fully describe the Collateral intended as security, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in. connection therewith.
     5.5 Reimbursement of Expenses. In addition to its obligations under Sections 3.4 and 3.7 hereof, TFH will pay all fees, charges or taxes for the recording or filing of Security Instruments. TFH will also pay all out-of-pocket expenses of ITOCHU in connection with the administration of this Agreement and the Security Instruments. TFH will, upon request, promptly reimburse ITOCHU for all amounts expended, advanced or incurred by ITOCHU to satisfy any obligation of TPH under this Agreement or any other Security Instrument, or to enforce the rights of ITOCHU under this Agreement or any other Security Instrument, which amounts will include all court costs, attorneys’ fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by ITOCHU in connection with any such matters, together with interest at the Prime Rate plus 2% on each such amount from the date of written demand or request by 1TOCHU for reimbursement until the date of reimbursement to ITOCHU.
     5.6 Insurance. In addition to its obligations under Section 3.6 hereof, TFH will maintain and continue to maintain with financially sound and reputable insurers, insurance with respect to its Property and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar business and similarly situated. Upon request of ITOCHU, TFH will furnish or cause to be furnished to ITOCHU from time to time a summary of the insurance coverage of TFH in form and substance satisfactory to ITOCHU and, if requested, will furnish ITOCHU copies of the applicable policies. In the case of any fire, accident or other casualty causing loss or damage to any Property of TFH, the proceeds of such policies shall be used (i) to repair or replace the damaged Property, or (ii) to prepay the Indebtedness.
     5.7 Accounts and Records. TFH will keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles, consistently applied except only for changes in accounting principles or practices with which TFH’s independent public accountants concur.
     5.8 Right of Inspection. TFH will permit any officer, employee or agent of ITOCHU to visit and inspect any of the Property of TFH, examine TFH’s books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of TFH with TM’s officers, accountants and auditors, all at such reasonable times and as often as ITOCHU may desire.
     5.9 Notice of Certain Events; TFH shall promptly notify ITOCHU if TFH learns of the occurrence of (i) any event which constitutes a Default, together with a detailed statement by a responsible officer of TFH of the steps being taken to cure the effect of such Default; or (ii) any legal, judicial or regulatory proceedings affecting TFH or any of the Property of TFH in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; or (iii) any dispute between TFH and any governmental or regulatory body or any other Person which, if adversely determined, would have a Material Adverse Effect; or (iv) any event or condition having a Material Adverse Effect including any material default by TFH under any contract with or obligation to a Person and any amendment to any such contract.
     5.10 Location of Collateral. TFH shall keep and maintain the Collateral (other than vehicles) at the locations set forth in Exhibit A, unless ten (10) or more Business Days prior to moving any Collateral to another location or locations, TFH notifies ITOCHU of such movement and specifies the location or locations (to include address and county). The principal place of business and chief executive offices of TFH and the office where TFH keeps its records concerning the Collateral is set forth in the caption hereof.
     5.11 Delivery of Original, Executed Documents. TFH shall promptly execute and deliver to ITOCHU original forms of Uniform Commercial Code Financing statements for Ming by ITOCHU in all jurisdictions deemed appropriate by ITOCHU.
     5.12 Indemnification. The parties hereto acknowledge and agree that TFH shall have the exclusive obligation for the content and quality of the Merchandise manufactured and, consequently, TFH shall indemnify ITOCHU, hold ITOCHU harmless and defend ITOCHU from and against any loss to or claim asserted against ITOCHU arising from any cause whatsoever, including, but not limited to claims of defects in or quality or content of Merchandise, any and all claims by Retailers, manufacturers or Customs officials or non-payment or cancellation of orders by Retailers. ITOCHU DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES RELATING TO WORKMANSHIP, MERCHANTIBILI TY OR FITNESS FOR A PARTICULAR PURPOSE.
     5.13 License Agreement. Throughout the term of this Agreement or so long as any Indebtedness owed by TFH to ITOCHU shawl be and remain outstanding, TFH shall perform or omit to perform any act which would cause TFH to be in default under the License Agreement or cause the License Agreement to be terminated.
ARTICLE
EVENTS OF DEFAULT
     6.1 Events. Any of the following events shall be considered an “Event of Default” as that term is used herein:
          (a) Payments — default is made in the payment or prepayment when due of any Indebtedness or interest thereon, and such default continues unremedied for a period of ten. (10) days; or
Representations and Warranties — any representation or warranty by TFH or other Person (including any officer or accountant thereof) herein or in any Security Instrument, or in any certificate, statement (including financial statements), request or other document furnished pursuant to or under this Agreement or any Security Instrument proves to have been incorrect in.

any material respect as of the date when made, and such default continues unremedied for a period of thirty (30) days after the earlier of (i) notice thereof being given by ITOCHU to TFH, or (ii) such default otherwise becoming known to TFH (except in the case of technical defaults or conditions which are not material to TFH’s ability to perform hereunder); or
          (b) Affirmative Covenants — default is made in the due observance or performance by TFH of any of the covenants or agreements contained in Article S of this Agreement, and such default continues unremedied for a period of thirty (30) days after the earlier of (i) notice thereof being given by ITOCHU to TFH, or (ii) such default otherwise becoming known to TFH (except in the case of technical defaults or conditions which are not material to TFH’s ability to perform hereunder); or
          (c) Security Instrument Obligations — default is made in the due observance or earlier of notice thereof being given by ITOCHU to TFH, or (ii) such default otherwise becoming known to TFH (except in the case of technical defaults or conditions which are not material to TFH’s ability to perform hereunder), or (iii) the expiration of any applicable grace period which may be expressly allowed under such Security Instrument; or
          (e) Involuntary Bankruptcy or Other Proceedings — an involuntary case or other proceeding commenced against TFH which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding is not terminated within thirty (30) days; or an order for relief against TFH shall be entered in any such proceeding under the U.S. Bankruptcy Code; or
          (f) Voluntary Petitions, etc. — TFH commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing its inability to, pay its debts generally as they become due, or shall take any corporate action to authorize or effect any of the foregoing; or
          (g) Discontinuance of Business — TFH discontinues its usual business; or
          (h) Default on Other Debt — TFH defaults in any payment of principal of or interest on any other obligation for the payment of money beyond any period of grace provided with respect thereto, or any event or condition occurs (and any period of grace provided with respect thereto expires) under any agreement, term, or provision contained in any agreement or instrument under or by which any such obligation is created, evidenced or secured if the effect thereof (upon giving of notice, lapse of time, or both) is to cause such obligation to become due before its stated maturity or to permit the holder(s) of such obligations or the trustees) under any such agreement or instrument to cause such obligation to become due prior to its stated maturity (except in the case of technical defaults or conditions which are not material to TFH’s ability to perform hereunder), whether or not waived by the holder(s) of such obligation or such trustee(s); or
          (i) Undischarged Judgments — TFH fails within thirty (30) days to pay, satisfy or otherwise discharge any judgment or order for the payment of money in excess of $5,000 that is not otherwise being satisfied in accordance with its terms and is not stayed on appeal or otherwise being appropriately contested in good faith; or
          (j) Security Instruments — the Security Instruments referred to in Section 3.4 hereof after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be limited as stated in Section 43 hereof) in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, or the TFf1 (or any other Person who may have granted or purported to grant such Lien) shall so state in writing.
     6.2 Remedies. Upon the occurrence of any Event of Default described in paragraphs 6.1(e) or (f) hereof; or in paragraph 6.1(j) to the extent that such paragraph refers to paragraphs 6.1(e) or (f) hereof, the obligations, if any, of the ITOCHU hereunder shall immediately terminate, and the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon shall automatically become immediately due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by TFH. Upon the occurrence and at any time during the continuance of any other Event of Default specified in Section 6.1 hereof, ITOCHU may by written notice to TFH (i) declare the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intention to accelerate or other notice of default of any kind, all of which are hereby expressly waived by TFH, and/or (ii) terminate the obligations, if any, of ITOCHU hereunder unless and until ITOCHU shall reinstate same in writing.
ARTICLE
MISCELLANEOUS
     7.1 Notices. Any notice required or permitted to be given under or in connection with this Agreement or the Security Instruments (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by, telex, telegram, telecopy or other similar form of rapid transmission confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered, to the addressee at its address shown in the caption of this Agreement, or to such other address or to such individual’s or department’s attention as the addressee may have furnished the other party in writing.
Any communication so addressed and mailed shall be deemed to be given when so mailed, and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of TFH or ITOCHIJ, as the case may be.
     7.2 Amendments and Waivers. Any provision of this Agreement or the Security Instruments may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by TFH (and/or any other Person which is a party to any Security Instrument being amended or with respect to which a waiver is being obtained) and .ITOCHU.
     7.3 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any Security Instrument is, for any reason, deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Security Instrument.
     7.4 Successors and Assigns. All covenants and agreements made by or on behalf of TFH in this Agreement and any Security Instrument shall bind its successors and assigns and shall inure to the benefit of ITOCHU and its successors and assigns. TFH shall not, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of ITOCHU. In the event ITOCHU assigns all or any of its rights hereunder, it will give TFH ten (10) days’ prior notice thereof.
     7.5 Renewal, Extension or Rearrangement. All provisions of this Agreement and of any Security Instrument shall apply with equal force and effect to each and all promissory notes hereinafter executed by TFH which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Indebtedness or of any part of such other indebtedness,
     7.6 Waivers. No course of dealing on the part of ITOCHU, its officers, employees, consultants or agents, nor any failure or delay by ITOCHU with respect to exercising any right, power or privilege of ITOCHU under this Agreement or any Security Instrument shall operate as a waiver thereof, except as otherwise provided in Section 8.2 hereof.
     7.7 Cumulative Rights. All rights and remedies of ITOCHU under this Agreement and each Security Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.
     7.8 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.
     7.9 Construction. This Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of New York, as such laws are now in effect and, with respect to usury laws, if any, applicable to ITOCHU and to the extent allowed thereby, as such laws may hereafter be in effect which allow a higher maximum nonusurious interest rate than such laws now allow.
     7.10 Interest. It is the intention of the parties hereto to conform strictly to all usury laws applicable to ITOCHU. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of New York), then, in that event, notwithstanding anything to the contrary, this Agreement or in any Security Instrument or agreement entered into in connection with or as security, it is agreed as follows:
          7.10.1 The aggregate of all consideration which constitutes interest under law applicable to ITOCHU that is contracted for, taken, reserved, charged or received under, this Agreement or under any of the aforesaid Security Instruments or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount of nonusurious interest, if any, allowed by such applicable law, and any excess shall be credited by ITOCHU to the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded to TFH); and
          7.10.2 In the event that the maturity of Indebtedness accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required of permitted prepayment, then such consideration that constitutes interest under law applicable to ITOCHU may never include more than the maximum amount of nonusurious interest, if any, allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by ITOCHU on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by ITOCHU to TFH).
     7.11 References. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section, subsection, paragraph or subparagraph.
     7.12 Taxes. etc, Any taxes (excluding income taxes) payable or deemed payable by any federal, state or local authority in respect of this Agreement or any Security Instruments shall be paid by TFH, together with interest and penalties, if any.
     7.13 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, ITOCHU shall not be obligated to extend credit to TFH in an amount in violation of any limitation or prohibition provided by any applicable statute, regulation or ordinance.
     7.14 Entire Agreement. This Agreement and the Security Instruments embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings among them relating to the subject matter thereof.
     7.15 Exhibits. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.
     7.16 Readings, All headings to articles or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the content thereof; such content being controlling as to the agreement among the parties hereto.
     7.17 Jurisdiction. All actions or proceedings with respect to this Agreement or the Security Instruments must be instituted in the courts of New York County of the State of New York or the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, TFH irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court, and irrevocably and unconditionally waives (i) any objection it may now or hereafter have to the laying of venue in any of such courts, and (ii) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum. TFH waives its right to a jury trial in any such proceedings.
     7.18 Counterparts. This Agreement may be executed in two (2) or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

TFH:	The Fashion House Inc.

By:
Name:
Title

ITOCHU	ITOCHU International Inc.

By:
Name
Title